Exhibit 99.1

urban-gro, Inc. Completes Merger with Flash Sports and Media Inc., Providing Shareholders with Access to the Rapidly Evolving Sports & Media Digital Landscape

Lafayette, Colorado, February 17, 2026 – (Nasdaq: UGRO) (“urban-gro” or the “Company”) today announced that it has completed its merger with Flash Sports and Media, Inc. (the “Merger”) to acquire 100% of the outstanding shares of Flash Sports and Media, Inc. (“Flash”), a U.S.-based sports and media company dedicated to shaping the future of sports.

Under the terms of the Merger, which was first announced on October 14, 2025, shareholders of Flash shall receive, pro rata in proportion to their respective stock ownership, (i) unregistered shares of the Company’s Common Stock issued at closing in an amount that will not exceed the maximum number of shares permitted to be issued without stockholder approval under Nasdaq Listing Rule 5635(d), taking into account the 40,000 (post-split) shares of Common Stock issued in a transaction on January 23, 2026, and (ii) unregistered shares of a newly created series of non-voting Preferred Stock (the “Preferred Stock”). Upon receipt of the approval of the Company’s stockholders as required by Nasdaq Listing Rule 5635(d), the Preferred Stock will convert into shares of Common Stock such that, together with the shares of Common Stock issued at closing, the former stockholders of Flash will receive an aggregate number of shares of the Company’s Common Stock equal to the agreed equity valuation of Flash divided by $3.23, representing the closing price of the Company’s Common Stock on February 17, 2026.Bradley Nattrass, Chief Executive Officer, commented, “I am excited to bring our current stockholders into this dynamic and high-growth arena. We anticipate a lot of transformative developments in the quarters ahead.”

Anna G., President of Flash added, “We are very excited to elevate Flash Sports and Media onto the public stage through this merger with urban-gro. This is a defining moment for our organization and for the evolving sports and media landscape. Just as elite athletes rise to compete under the brightest lights, this transaction positions Flash to scale with greater capital strength, credibility, and strategic flexibility – accelerating our ability to deliver premium content, expand our platform, and create long-term value for fans, partners, and stockholders alike.”

Transaction Highlights

●	Strategic Entry into a High-Growth Sports, Media & Experiential Platform: The Merger will expand the Company’s business platform into sports media, live events, and experiential marketing. Flash is a differentiated operator with a diversified portfolio of content, events, and branded experiences across multiple sports verticals.

●	Diversification with Revenue-generating Assets: The transaction is a meaningful diversification away from the Company’s legacy business lines into operating businesses with scalable revenue opportunities, brand monetization potential, and multiple downstream commercialization pathways including media rights, sponsorships, experiential activations, and digital engagement.

●	Control Structure Preserves Public Company Continuity While Enabling Growth: The Merger preserves compliance with Nasdaq ownership and voting requirements.

●	Balance Sheet Enhancement and Nasdaq Compliance Catalyst: As a result of the merger, the Company believes it has stockholder’s equity in excess of $2.5 million Nasdaq threshold under Nasdaq Listing Rule 5550(b)(2). The Company is awaiting formal confirmation from the Nasdaq Hearing Panel that it has regained compliance with the minimum $2.5 million equity requirement, which will improve the combined company’s access to institutional capital markets.

●	Aligned with Long-Term Trends in Experiential Media and Brand Engagement: The Merger aligns the Company with secular growth trends favoring experiential entertainment, fan engagement, and content-driven brand ecosystems, where differentiated platforms and owned IP can generate recurring revenue and long-term shareholder value.

About Flash Sports & Media Inc.

Flash is a diversified sports, media, and experiential marketing platform focused on the creation, production, and monetization of live events, original content, and branded fan experiences. The company uses across multiple sports and entertainment verticals, using proprietary intellectual property, strategic partnerships, and experiential activations to engage audiences and deliver value for brands, sponsors, and media partners. Flash integrates content creation, event execution, and media distribution to build scalable platforms within the global sports and entertainment ecosystem. For more information, visit https://flashsportsandmedia.com/

About Thunder Rock Capital LLC

Thunder Rock Capital LLC is serving as exclusive M&A advisor to the Company. Thunder Rock’s mission is to enable success for middle-market and emerging growth companies by connecting them with global opportunities in mergers and acquisitions and capital markets, and provide experienced assistance with capital raising, strategic development, and capital structure optimization. At Thunder Rock Capital, our experienced team uses a collaborative and client-first approach, ensuring every solution is aligned with your strategic vision. Our global network and presence and local ability empower clients to navigate complex financial landscapes with confidence.

Thunder Rock Capital LLC solely acted as financial advisor to the Company in connection with the Merger and not as an underwriter or placement agent in connection with the issuance of securities.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company, or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, statements regarding the Company’s submission of requested information to Nasdaq, and its efforts to regain compliance with Nasdaq listing standards. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, the Company’s ability to negotiate and execute definitive transaction documents for the previously announced merger transaction involving Flash Sports & Media, the Company’s ability to accurately forecast revenues and costs, competition for projects in the Company’s markets, factors that could cause delays or the cancellation of projects in the Company’s backlog or its ability to secure future projects, the Company’s ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, the Company’s ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, the Company’s ability to implement effective internal controls, the Company’s ability to execute on its strategic plans, the Company’s ability to achieve and maintain cost savings, the Company’s ability to remain listed on the Nasdaq Capital Market, and the Company’s ability to make required filings with the Securities and Exchange Commission. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contact:

investors@urban-gro.com

investors@flashsm.com